Exhibit 10(a)24

FIRST AMENDMENT TO THE THIRTY-FIFTH ASSIGNMENT OF AVAILABILITY AGREEMENT, CONSENT AND AGREEMENT

This First Amendment, dated as of December 17, 2004 (this "Amendment"), to the Thirty-fifth Assignment of Availability Agreement, Consent and Agreement (hereinafter referred to as the "Assignment"), dated as of December 22, 2003, is made by and among System Energy Resources, Inc. (the "Company"), Entergy Arkansas, Inc. ("EAI") (successor in interest to Arkansas Power & Light Company and Arkansas-Missouri Power Company), Entergy Louisiana, Inc. ("ELI"), Entergy Mississippi, Inc. ("EMI"), and Entergy New Orleans, Inc. ("ENOI") (hereinafter EAI, ELI, EMI and ENOI are called individually a "System Operating Company" and collectively, the "System Operating Companies"), and Union Bank of California, N.A., as Administrating Bank (in such capacity, the "Administrating Bank") under the Reimbursement Agreement, dated as of December 22, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Reimbursement Agreement"), among the Company, Union Bank of California, N.A., as Funding Bank, the Administrating Bank, KeyBank National Association, as Syndication Agent, BNP Paribas and Wachovia Bank, National Association, as Co-Documentation Agents, and the banks named therein and from time to time parties thereto (the "Participating Banks"). Unless otherwise defined herein, capitalized terms used herein shall have the meaning assigned to such terms in the Assignment.

WHEREAS:

  The Assignment provides that the Assignment and the Availability Agreement may be amended, waived, modified, discharged or otherwise changed only by a written instrument which has been signed by all the parties to the Assignment, in the case of the Assignment, or by the persons specified in Section 11 of the Availability Agreement, and which has been approved in writing by the LOC Banks or which does not materially adversely affect the rights of the LOC Banks.

  The Assignment provides that the Administrating Bank shall, at the request of the Company, execute any instrument amending, waiving, modifying, discharging or otherwise changing the Assignment (a) as to which the Administrating Bank shall have received an opinion of counsel to the effect that such instrument has been duly authorized by each person executing the same and is permitted by the provisions of Section 5.1 of the Assignment and that the Assignment, as amended, waived, modified, discharged or otherwise changed by such instrument, constitutes valid, legally binding and enforceable obligations of the Company and each of the System Operating Companies, and (b) which shall have been executed by the Company and each of the System Operating Companies. The Administrating Bank shall be fully protected in relying upon the aforesaid opinion.

  Pursuant to Section 12(c)(iii) of the Reimbursement Agreement, the Assignment may not be modified without first obtaining the prior written consent of all Participating Banks. Pursuant to Section 2(b) of the Second Amendment and Consent, dated as of the date hereof (the "Second Amendment to Reimbursement Agreement"), among the Company and the Participating Banks, the Participating Banks have consented to this Amendment.

  The Company, the System Operating Companies and the Administrating Bank, by this instrument, wish to amend the Assignment, as set forth below.

  All things necessary to make this Amendment the valid, legally binding and enforceable obligation of each of the parties hereto have been done and performed and the execution and performance hereof in all respects have been authorized and approved by all corporate and shareholder action necessary on the part of each thereof.

NOW, THEREFORE, in consideration of the terms and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree with each other as follows:

ARTICLE I.

Amendments

1.1  Amendments.

A. Section 1.5 of the Assignment is hereby amended by (i) deleting the word "and" at the end of subsection (a) thereof, (ii) deleting the period at the end of subsection (b) thereof and substituting therefor a semicolon, and (iii) adding at the end thereof the following new subsections (c), (d) and (e):

"(c) the terms "Common Stock" and "common stock" shall mean the class of stock, shares or other ownership interests in the issuer thereof howsoever evidenced (including, without limitation, limited liability company membership interests) that has ordinary voting power for the election of directors, managers or trustees (or other persons performing similar functions) of the issuer, as applicable, provided that preference stock and preferred stock shall not be considered common stock;

(d) the terms "Corporation" and "corporation" shall mean a corporation, association, company (including, without limitation, limited liability company) or business trust, and references to "corporate" and other derivations of "corporation" herein shall be deemed to include appropriate derivations of such entities; and

(e) the terms "Preferred Stock", "preferred stock", "Preference Stock" and "preference stock" shall mean any class of stock, shares or other ownership interests in the issuer thereof howsoever evidenced (including, without limitation, limited liability company membership interests), whether with or without voting rights, that is entitled to dividends or distributions prior to the payment of dividends or distributions with respect to common stock."

B. The Assignment shall be deemed amended and modified to the extent necessary to give effect to the foregoing. Except as amended and modified hereby, the Assignment shall remain in full force and effect and is hereby in all respects ratified and confirmed.

C. This Amendment shall become effective as of the date hereof when, and only when, (i) the Administrating Bank shall have received counterparts of this Amendment executed by the Company, the System Operating Companies and the Administrating Bank and (ii) the Second Amendment to Reimbursement Agreement shall have become effective pursuant to the terms thereof.

ARTICLE II.

Severability

2.1 Severability. If any provision or provisions of this Amendment shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

ARTICLE III.

Governing Law

3.1 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

ARTICLE IV.

Succession

4.1 Succession. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

ARTICLE V.

Reference to and Effect on the Assignment Agreement

5.1 Reference to and Effect on the Assignment Agreement. Upon the effectiveness of this Amendment, each reference in the Assignment to "this Assignment", "hereunder", "hereof", "herein" or words of like import referring to the Assignment shall mean and be a reference to the Assignment as amended by this Amendment. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the LOC Banks under the Assignment or the Availability Agreement, nor constitute a waiver of any provision of the Assignment or the Availability Agreement.

ARTICLE VI.

Counterparts

6.1 Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In furtherance of the foregoing, it is understood and agreed that signatures hereto submitted by facsimile transmission shall be deemed to be, and shall constitute, original signatures.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

ENTERGY ARKANSAS, INC.
ENTERGY LOUISIANA, INC.
ENTERGY MISSISSIPPI, INC.
ENTERGY NEW ORLEANS, INC.
SYSTEM ENERGY RESOURCES, INC.

By:
     Name: Steven C. McNeal
     Title: Vice President and Treasurer

UNION BANK OF CALIFORNIA, N.A.,
as Administrating Bank

By:
     Name:
     Title: